Exhibit 10.9

 EXECUTION COPY

CONSENT AND WAIVER

DATED AS OF APRIL 5, 2005

TO

RECEIVABLES PURCHASE AGREEMENT

DATED AS OF APRIL 8, 2003

THIS CONSENT AND WAIVER TO RECEIVABLES PURCHASE AGREEMENT ("Consent") is made effective as of this 5th day of April, 2005 by and among PNM Receivables Corp., a Delaware corporation (the "Seller"), Public Service Company of New Mexico, a New Mexico corporation (the "Servicer"), the Investors party to the hereinafter identified and defined Receivables Purchase Agreement, Bank of America, N.A., as successor-in-interest to Fleet Securities, Inc., as a Managing Agent, and Bank of America, N.A., as successor-in-interest to Fleet Securities, Inc., as Deal Agent for the Investors under such Receivables Purchase Agreement dated as of April 8, 2003 (as amended by that certain Amendment No. 1 dated June 19, 2003, that certain Amendment No. 2 dated April 6, 2004, as modified by that certain Assignment dated April 28, 2004, as amended by that certain Amendment No. 3 dated October 15, 2004, and as modified hereby and as the same may hereafter be amended, modified, supplemented or restated from time to time, the "Receivables Purchase Agreement").  Capitalized terms used herein and not otherwise defined herein shall have the meaning given to them in the Receivables Purchase Agreement.

WITNESSETH

WHEREAS, the Seller, the Servicer, the Investors, the Managing Agent and the Deal Agent are parties to the Receivables Purchase Agreement;

WHEREAS, the Seller, the Servicer, the Investors, the Managing Agent and the Deal Agent wish to amend the Receivables Purchase Agreement;

WHEREAS, the Seller and the Servicer wish to extend the Liquidity Termination Date under the Receivables Purchase Agreement to April 4, 2006;

WHEREAS, the Investors, the Managing Agent and the Deal Agent wish to grant the Consent on the terms and conditions set forth herein:

NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Seller, the Servicer, the Investors, the Managing Agent and the Deal Agent have agreed to the following:

1.                Waiver and Request for Extension.   Pursuant to Section 13.4 of the Agreement, the Seller hereby requests an extension of the Liquidity Termination Date to April 4, 2006.  Each of the parties hereto consents to such extension and agrees to waive the notice and timing requirements with regard to the foregoing extension set forth in Section 13.4 of the Receivables Purchase Agreement.

2.                Conditions of Effectiveness.  The provisions of Section 1 of this Consent shall not become effective unless this Consent shall have been executed by the Seller, the Servicer, the Investors, the Managing Agent and the Deal Agent.

3.                Representations and Warranties of the Seller and Servicer.  The Seller and Servicer hereby represent and warrant as follows:

3.1.            The Seller and Servicer have the legal power and authority to execute and deliver this Consent and the officers of the Seller and Servicer executing this Consent have been duly authorized to execute and deliver the same and bind the Seller and Servicer with respect to the provisions hereof.

3.2.            This Consent and the Receivables Purchase Agreement as previously executed and as modified hereby, constitute legal, valid and binding obligations of the Seller and Servicer, enforceable against them in accordance with their terms (except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditor's rights generally).

3.3.            Upon the effectiveness of this Consent, the Seller and Servicer hereby reaffirm all covenants, representations and warranties made in the Receivables Purchase Agreement and the other Transaction Documents to the extent the same are not modified hereby, and agrees that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Consent.

3.4.            There exists no Amortization Event.

4.               Reference to the Effect on the Receivables Purchase Agreement.

4.1.            Upon the effectiveness of Section 1, on and after the date hereof, each reference in the Receivables Purchase Agreement to "this Receivables Purchase Agreement," "hereunder," "hereof," "herein" or words of like import in each of the Loan Documents shall mean and be a reference to the Receivables Purchase Agreement as modified hereby.

4.2.            Except as specifically modified above, the Receivables Purchase Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

4.3.            Except as specifically stated above, the execution, delivery and effectiveness of this Consent shall not operate as a waiver of any right, power of remedy of the Deal Agent, the Managing Agent or the Investors, nor constitute a waiver of any provision of the Receivables Purchase Agreement or any other documents, instruments and agreements executed and/or delivered in connection therewith.

The Deal Agent, on behalf of itself and the Investors, hereby expressly reserves all of the Deal Agent's and the Investors' rights and remedies under the Receivables Purchase Agreement, the other Transaction Documents and applicable law in respect of any Amortization Events under the Receivables Purchase Agreement and the other Transaction Documents.

5.               Headings.  Section headings in this Consent are included herein for convenience of reference only and shall not constitute a part of this Consent for any other purpose.

6.               Counterparts.  This Consent may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart.

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IN WITNESS WHEREOF, this Consent has been duly executed as of the day and year first above written.

PNM RECEIVABLES CORP., as Seller

By:       /s/ Terry R. Horn
Name:  Terry R. Horn
Title:     Treasurer

PUBLIC SERVICE COMPANY OF NEW MEXICO, as Servicer
By:       /s/ Terry R. Horn
Name:  Terry R. Horn
Title:     Treasurer

YC SUSI TRUST, as Conduit Investor

 By:  Bank of America, N.A., as Administrative Trustee

By:       /s/ Charu Mani
Name:  Charu Mani
Title:     Vice President

BANK OF AMERICA, N.A., as Alternate Investor

 By:       /s/ Charu Mani
Name:  Charu Mani
Title:     Vice President

BANK OF AMERICA, N.A., as Managing Agent and as
                                                                                Deal Agent

By:       /s/ Charu Mani
Name:  Charu Mani
Title:     Vice President